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                                                              Exhibit 23.2
PRICEWATERHOUSECOOPERS [LOGO]
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                                                PricewaterhouseCoopers LLP
                                                200 E. Randolph Dr.
                                                Chicago, IL 60601
                                                Telephone: (312) 565 1500



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of North American Van Lines, Inc. of our report dated February 4, 1999, except as to Note 17, for which the date is September 27, 1999, and Note 18, for which the date is January 31, 2000 and our report dated March 18, 1999, except as to Note 16, for which the date is September 27, 1999, and Note 17, for which the date is January 31, 2000, relating to the financial statements of North American Van Lines, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, IL
February 4, 2000